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                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT


Employment Agreement dated as of January 1, 1998, between TELE-COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and LARRY E. ROMRELL, now residing at (home address redacted) ("Executive").

                  Executive and the Company were parties to an employment agreement dated as of January 1, 1993 (the "Prior Agreement"). This Agreement is intended to set forth the terms and conditions of the employment by the Company of Executive from and after January 1, 1998, and is intended to supersede the Prior Agreement.

                  In consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

1.       Term and Termination

          a) Term. The term of Executive's employment under this Agreement (the "Employment Term") shall commence on the date hereof and end on December 31, 2007. During the Employment Term, the Company agrees to employ Executive, and Executive agrees to serve the Company, upon and subject to the terms and conditions set forth in this Agreement. The Company acknowledges that its obligations under Sections 4 and 7 hereof shall survive any termination of Executive's employment and will survive the Employment Term.

          b) Termination by the Company. Executive's employment by the Company may be terminated by the Company only as provided in clauses (i),
          (ii), (iii) and (iv) below.

               i)   Upon the death of Executive.

               ii) Upon six (6) months' prior written notice from the Company to Executive (the "Notice Period"), in the event of an illness or other disability which has incapacitated Executive from performing his duties hereunder, as determined in good faith by the Board of Directors of the Company, for an aggregate of one hundred eighty (180) consecutive days during the twelve calendar months preceding the month in which such notice is give; provided, however, that in the event that prior to the end of the Notice Period Executive recovers from such illness or other disability to an extent permitting him to perform his duties hereunder, the notice of termination pursuant to this clause (ii) shall be of no further force and effect.

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               iii) Effective as of December 31 of any year, upon giving written notice of such termination to Executive six (6) months prior to the effective date thereof and by paying to Executive in a lump sum in cash upon such termination all remaining compensation (other than compensation the payment of which was deferred by Executive prior to such termination) that would have been payable under Section 4 hereof if this Agreement remained in full force and effect for the balance of the Employment Term.

               iv) At any time for "cause," which for purposes of this Agreement shall be deemed to have occurred only on the happening of any of the following:

                    A) the plea of guilty to, or conviction for, the commission of a felony offense by Executive; provided, however, that after indictment, the Company may suspend Executive from the rendition of services but without limiting or modifying in any other way the Company's obligations under this Agreement;

                    B) a material breach by Executive of a material fiduciary duty owed to the Company;

                    C) a material breach by Executive of the covenants made by him in Sections 8 and 9 hereof; or

                    D) the willful and gross neglect by Executive of the material duties specifically and expressly required by this Agreement;

                    provided,however, that any claim that "cause," within the meaning of clause (B), (C) or (D) above, exists for the termination of Executive's employment may be asserted on behalf of the Company only by a duly adopted resolution of the Board of Directors of the Company and only after thirty
                    (30) days' prior written notice to Executive during which period he may cure the breach or neglect that is the basis of any such claim, if curable; provided, further, that no state of facts that, with or without notice to Executive or the passage of time or both, would give rise to the right of the Company to terminate Executive's employment pursuant to clause (ii) of this Section 1(b) may, directly or indirectly, in whole or in part, be the basis for a claim that "cause," within the meaning of clause (D) above, exists for termination of Executive's employment; provided, further, that during the period of twelve (12) months following a change in control of the Company (as defined below), "cause" shall be deemed to have occurred only upon the happening of an event referred to in clause (A) above; and provided, further, that the term "material" as used in




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                    clauses (B), (C) and (D) above and in Section 12 hereof
                    shall be construed by reference to the effect of the relevant action or omission on the Company taken as a whole. For purposes of the foregoing, a change in control of the Company will be considered to have occurred if the group in control of the Company shall no longer include John C. Malone, members of his family or representatives thereof. The term "family" as used herein means John C. Malone's estate, spouse and lineal descendants and any trust or other investment vehicle for the primary benefit of such named person or members of his family; and the term "representatives" includes executors and trustees.



     c) Effect of Termination by the Company. If Executive's employment by the Company is terminated by the Company pursuant to Section 1(b) hereof, all compensation under Section 4 of this Agreement (other than compensation the payment of which was deferred by Executive prior to such termination) that has accrued in favor of Executive as of the date of such termination, to the extent unpaid or undelivered, shall be paid or delivered in cash to Executive on the date of termination. Upon such termination of Executive's employment and payment of such amount (and, if applicable, the full amount payable pursuant to clause
          (iii) of Section 1(b)), the Company's obligations under this Agreement shall terminate, except as provided in the last three sentences of this Section 1(c) (if and to the extent applicable), Section 5 (as it relates to expenses incurred prior to such termination) and Section 7 of this Agreement. Executive acknowledges that his obligations under Sections 8, 9, 10 and 11 hereof will survive any such termination. If Executive dies while employed by the Company or during the period that he is receiving payments pursuant to the immediately succeeding sentence and, in either case, prior to December 31, 2007, the Company shall, as promptly as practicable following Executive's death, pay to Executive's designated beneficiary or beneficiaries in a lump sum in cash an amount equal to the lesser of (i) the compensation that would have been payable to Executive under Section 4(a) of this Agreement had his employment by the Company continued until December 31, 2007, and (ii) one year's compensation under Section 4(a) of this Agreement, in each case calculated at the annual rate in effect at the time of Executive's death. If Executive's employment is terminated pursuant to
          Section 1(b)(ii) of this Agreement, the Company shall continue to pay to Executive his annual salary (at the rate in effect at the time of termination of his employment) as and when the same would otherwise be due in accordance with Section 4 of this Agreement until the first to occur of December 31, 2007, or the date of Executive's death. The phrase "designated beneficiary or beneficiaries" shall mean the person or persons named from time to time by Executive in a signed instrument filed with the Company; provided, however, that if a designation made




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          in any such instrument shall for any reason be ineffective, or if no such designation has been made, the phrase "designated beneficiary or beneficiaries" shall mean the Executive's estate.

2. Services to Be Rendered by Executive. Executive agrees to serve the Company as a senior technical officer of the Company providing such services as described by the Chief Executive Officer or Chief Operating Officer of the Company; provided, however, that Executive's position shall correspond in rank, responsibility, authority, and access to information as Executive's position with the Company during the three-year period immediately preceding January 1, 1998. In such capacity, Executive shall discharge such senior executive responsibilities as are designated by the Company's Chief Executive Officer or Chief Operating Officer. Executive shall report directly to, and only to, the Company's Chairman of the Board, its Chief Executive Officer and its Chief Operating Officer and, if requested by the Company's Board of Directors, to the Board of Directors and/or Executive Committee of the Board of Directors. If Executive is elected a director of the Company or a director or an officer of any of the Company's subsidiaries or affiliates, Executive will serve in any such capacities without further compensation except as may be decided by the Company at the Company's sole election. Executive shall discharge his responsibilities and shall in all other respects serve the Company faithfully and to the best of his ability. The Company agrees that Executive shall, during the Employment Term, be based at the Company's principal executive office, which shall be located in the Denver area, with the understanding that Executive will travel as reasonably required in the performance of his duties hereunder.

3. Time to Be Devoted by Executive. Executive agrees to devote substantially all of his business time, attention, efforts and abilities to the business of the Company. Executive confirms that he has no business interests of any kind which will require a substantial portion of his business time other than his employment by the Company, but nothing herein contained is intended, nor shall be construed, as preventing Executive from spending an insubstantial amount of time as a director of, or otherwise in connection with investments he may have in, other entities or business organizations.

4.   Compensation Payable to Executive.

     a) During the Employment Term, the Company shall pay to Executive a salary at the rate of $560,000 per annum. The Board of Directors shall review Executive's compensation annually to determine, in its sole discretion, whether any increase in the Executive's salary is appropriate.

     b) Executive's annual compensation shall be paid to Executive in accordance with the Company's regular policy but not less frequently than once a month.

5. Expenses. The Company shall reimburse Executive for the reasonable amount of dining, hotel, traveling, entertainment and other expenses (consistent with the Company's reimbursement standards for its most senior officers) necessarily incurred by Executive in the discharge of his duties hereunder.




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6.   Executive Benefit Plans. While he is employed by the Company pursuant to this Agreement, Executive shall be entitled to participate in, and to be accorded all rights and benefits under, all formal incentive compensation plans, stock incentive plans, employee stock purchase plans, retirement plans, disability insurance, life insurance, health and major medical insurance policy or policies, and other plans or benefits (including, without limitation, any insurance covering Officers or Directors against errors or omissions) now in existence or that may hereafter be adopted by the Company for the benefit of its executive officers or key employees generally or for the benefit of its employees generally, provided that Executive is eligible by the terms thereof to participate therein. Executive shall be entitled to four (4) weeks of paid vacation per year or, if greater, the maximum amount of paid vacation per year to which any other employee of the Company of comparable rank and responsibility is entitled.

7. Indemnification. The Company will indemnify and hold harmless Executive, to the fullest extent permitted by applicable law, in respect of any liability, damage, cost or expense (including reasonable counsel fees) incurred in connection with the defense of any claim, action, suit or proceeding to which he is a party, or threat thereof, by reason of his being or having been an officer, director, employee or agent of the Company or any subsidiary of the Company, or his serving or having served at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, business organization, enterprise or other entity, including service with respect to employee benefit plans. Without limiting the generality of the foregoing, the Company will pay the expenses (including reasonable counsel fees) of defending any such claim, action, suit or proceeding in advance of its final disposition, upon receipt of an undertaking by Executive to repay all amounts advanced if it should ultimately be determined that Executive is not entitled to be indemnified under this Section.

8. Noncompetition. Executive agrees that while in the employ of the Company and for the Applicable Period (as defined below) following the termination of his employment, he will not, directly or indirectly, as principal or agent, or in any other capacity, own, manage, operate, participate in or be employed by or otherwise be interested in, or connected in any manner with, any person, firm, corporation or other enterprise which directly competes in a material respect with the business of the Company or any of its majority-owned subsidiaries as it is conducted while Executive is employed by the Company. Nothing herein contained shall be construed as denying Executive the right to own securities of any such corporation which is listed on a national securities exchange or quoted in the NASDAQ System to the extent of an aggregate of 5% of the amount of such securities outstanding. For purposes hereof, the term "Applicable Period" means the period beginning on the effective date of the termination of Executive's employment with the Company (the "Effective Date") and ending on the second anniversary of the Effective Date.




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9.   Confidentiality. Executive agrees that while in the employ of the Company
     (otherwise than in the performance of his duties hereunder) and thereafter, not to, directly or indirectly, make use of, or divulge to any person, firm, corporation, entity or business organization, and he shall use his best efforts to prevent the publication or disclosure of, any confidential or proprietary information concerning the business, accounts or finances of, or any of the methods of doing business used by the Company or of the dealings, transactions or affairs of the Company or any of its customers which have or which may have come to his knowledge during his employment with the Company; but this Section 9 shall not prevent Executive from responding to any subpoena, court order or threat of other legal duress, provided Executive notifies the Company hereof with reasonable promptness so that the Company may seek a protective order or other appropriate relief.

10. Delivery of Materials. Executive agrees that, upon the termination of his employment, he will deliver to the Company all documents, papers, materials and other property of the Company relating to its affairs which may then be in his possession or under his control.

11. Noninterference. Executive agrees that he will not, while in the employ of the Company and for the Applicable Period following the termination of his employment, solicit the employment of any employee of the Company on behalf of any other person, firm, corporation, entity or business organization, or otherwise materially interfere with the employment relationship between any employee or officer of the Company and the Company.

12. Remedies. Executive agrees that, in the event of a material breach by Executive of this Agreement, in addition to any other rights that the Company may have pursuant to this Agreement, the Company shall be entitled, if it so elects, to institute and prosecute proceedings, at law or in equity, to obtain damages with respect to such breach or to enforce the specific performance of this Agreement by Executive or to enjoin Executive from engaging in any activity in violation hereof. Executive agrees that, because Executive's services to the Company are of such a unique and extraordinary character, a suit at law may be an inadequate remedy with respect to a breach by Executive of Sections 8, 9, 10 and 11 hereof, and that upon any such breach or threatened breach by him of such Sections the Company shall be entitled, in addition to any other lawful remedies that may be available to it, to injunctive relief. In the event of a breach by the Company of this Agreement (which is not cured within 30 days from the date of notice of such breach), Executive may declare that the Company has terminated Executive pursuant to Section 1(b)(iii) hereof, and Executive shall be entitled to the benefits and remedies as set forth in Section 1(c) hereof.





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13.  Notices. All notices to be given hereunder shall be deemed duly given when delivered personally in writing or mailed, certified mail, return receipt requested, postage prepaid and addressed as follows:

     a)   If to be given to the Company:

          Tele-Communications, Inc.
          5619 DTC Parkway
          Englewood, Colorado  80111
          Attention:  Dr. John C. Malone

          with a copy similarly addressed
          and marked to the attention of the Legal Department


     b)   If to be given to Executive:

          Mr. Larry E. Romrell
          (home address redacted)


     or to such other address as a party may request by notice given in accordance with this Section 13.

14.  Miscellaneous.

     a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces and supersedes as of the date hereof any and all prior agreements and understandings with respect to Executive's employment by the Company, whether oral or written, between the parties hereto, including, without limitation, the Prior Agreement.

     b) This Agreement may not be changed, nor may any provision hereof be waived, except by an instrument in writing duly signed by the party to be charged.

     c) This Agreement shall be interpreted, governed and controlled by the law of the State of Colorado, without reference to principles of conflict of laws.

     d) Executive shall have the right to resign as an officer, director and employee of the Company, its subsidiaries and controlled affiliates, and to convert this Agreement to a consulting agreement upon giving the Company sixty (60) days' prior written notice of his intention to do so, whereupon Executive shall serve as a consultant to the Company for the balance of the term of this Agreement, during which time he will perform such services as may be required by the Chief Executive Officer of the Company. All other terms and conditions of this Agreement, including, but not limited to, those relating to the compensation of Executive shall remain in full force and effect for the duration of this Agreement.




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                  IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                       TELE-COMMUNICATIONS, INC.


                                       By:          /s/ John C. Malone
                                           -------------------------------------

                                                    /s/ Larry E. Romrell
                                           ------------------------------------
                                                      Larry E. Romrell





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